EXHIBIT 99.1

Superconductor Technologies Reports First Quarter 2011 Results

SANTA BARBARA, Calif., May 4, 2011 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended April 2, 2011.

Total net revenues for the first quarter were $1.6 million, compared to $789,000 in the fourth quarter of 2010 and $3.4 million in the first quarter of 2010. Net loss for the first quarter was $3.7 million, compared to a net loss of $3.0 million in the fourth quarter of 2010 and a net loss of $2.5 million in the first quarter of 2010. Net loss per share in the quarter was $0.12 compared to a net loss of $0.11 per share for the fourth quarter of 2010 and for the first quarter of 2010.

"In the first quarter, while our commercial wireless business continued to experience challenges, we made significant progress in our second generation (2G) HTS wire initiative," said Jeff Quiram, STI's president and chief executive officer. "In early February, we produced and delivered wire samples for all three of our target applications: HTS wind turbines, HTS power cables and superconducting fault current limiters (SFCL). Our wire samples have now been tested and validated by three entities: Southwire Company, one of North America's largest wire and cable providers; Los Alamos National Laboratory; and an industry leading manufacturer of large turbines and motors."

"Having demonstrated that our proprietary HTS manufacturing process is capable of producing wire that meets customer specifications, our next objective is to establish commercial relationships with customers that will incorporate STI wire into new HTS devices. We are also on track with our plans to adapt our manufacturing process to produce 2G HTS wire in the longer lengths required by our customers," Quiram added.

As of April 2, 2011, STI had $16.1 million in cash and cash equivalents. During the first quarter, STI received net proceeds of $12.4 million from a registered direct offering of common stock. As of April 2, 2011, STI had backlog of $72,000, compared to $342,000 at the end of the fourth quarter of 2010 and $724,000 at April 3, 2010.

Investor Conference Call

STI will host an investor conference call and simultaneous webcast today, May 4th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The call will be accessible live by dialing 1-877-941-1465 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9678. Callers may reference conference ID 4434706. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on May 9th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4434706. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2010 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact Investor Relations, invest@suptech.com, Cathy Mattison or Mary Magnani of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010

Net revenues:
Commercial product revenues	$ 1,603,000	$ 2,334,000
Government and other contract revenues	17,000	1,081,000

Total net revenues	1,620,000	3,415,000

Costs and expenses:
Cost of commercial product revenues	1,669,000	2,386,000
Cost of government and other contract revenue	15,000	774,000
Research and development	1,988,000	1,010,000
Selling, general and administrative	1,656,000	1,783,000

Total costs and expenses	5,328,000	5,953,000

Loss from operations	(3,708,000)	(2,538,000)

Other Income and Expense
Adjustments to fair value of derivatives	--	42,000
Interest income	2,000	1,000
Interest expense	(7,000)	(7,000)

Net loss	$ (3,713,000)	$ (2,502,000)

Basic and diluted loss per common share	$ (0.12)	$ (0.11)

Weighted average number of common shares outstanding	30,219,318	21,808,816

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2, 2011	December 31, 2010
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$ 16,112,000	$ 6,069,000
Accounts receivable, net	579,000	108,000
Inventory, net	1,954,000	2,230,000
Prepaid expenses and other current assets	224,000	344,000
Total Current Assets	18,869,000	8,751,000

Property and equipment, net of accumulated depreciation of $22,129,000 and $21,948,000, respectively	1,719,000	1,334,000
Patents, licenses and purchased technology, net of accumulated amortization of $2,277,000 and $2,494,000, respectively	1,517,000	2,274,000
Other assets	208,000	210,000
Total Assets	$ 22,313,000	$ 12,569,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 1,162,000	$ 548,000
Accrued expenses	825,000	517,000
Other current liabilities	23,000	31,000
Total Current Liabilities	2,010,000	1,096,000

Other long term liabilities	601,000	577,000
Total Liabilities	2,611,000	1,673,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 611,523 shares issued and outstanding	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized, 33,023,687 and 27,217,408 shares issued and outstanding, respectively	33,000	28,000
Capital in excess of par value	261,014,000	248,500,000
Accumulated deficit	(241,346,000)	(237,633,000)
Total Stockholders' Equity	19,702,000	10,896,000
Total Liabilities and Stockholders' Equity	$ 22,313,000	$ 12,569,000

Note – December 31, 2010 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (3,713,000)	$ (2,502,000)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	211,000	258,000
Stock-based compensation expense	395,000	234,000
Other items	770,000	--
Provision for excess and obsolete inventories	--	90,000
Fair value of derivatives	--	(42,000)
Changes in assets and liabilities:
Accounts receivable	(471,000)	(280,000)
Inventories	277,000	289,000
Prepaid expenses and other current assets	120,000	185,000
Patents and licenses	(42,000)	(66,000)
Other assets	2,000	9,000
Accounts payable, accrued expenses and other current liabilities	405,000	648,000
Net cash used in operating activities	(2,046,000)	(1,177,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(35,000)	(80,000)
Net cash used in investing activities	(35,000)	(80,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	(278,000)	(573,000)
Net proceeds from the sale of common stock	12,402,000	--
Net cash provided by (used in) financing activities	12,124,000	(573,000)

Net increase (decrease) in cash and cash equivalents	10,043,000	(1,830,000)
Cash and cash equivalents at beginning of period	6,069,000	10,365,000
Cash and cash equivalents at end of period	$ 16,112,000	$ 8,535,000